EXHIBIT 5.1 December 7, 2018 Lilis Energy, Inc. 1800 Bering Drive, Suite 510 Houston, Texas 77057 Ladies and Gentlemen: We have acted as special counsel to Lilis Energy, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 23,089,060 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for offer and sale from time to time by the selling stockholders named in the prospectus forming a part of the Registration Statement (the “Prospectus”). The Shares consist of (i) 5,952,763 outstanding shares of Common Stock (the “Outstanding Shares”); (ii) 6,776,237 shares of Common Stock (the “Series C-2 Conversion Shares”) that are issuable or may become issuable upon conversion of 25,000 outstanding shares (the “Series C-2 Preferred Shares”) of the Company’s Series C-2 9.75% Convertible Participating Preferred Stock; (iii) 10,353,632 shares of Common Stock (the “Series D Conversion Shares”) that are issuable or may become issuable upon conversion of 39,254 outstanding shares (the “Series D Preferred Shares”) of the Company’s Series D 8.25% Convertible Participating Preferred Stock; and (iv) 6,428 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of an Amended and Restated Warrant to Purchase Common Stock dated as of June 14, 2017 (the “Warrant”). We have examined originals or copies of (i) the Amended and Restated Articles of Incorporation of the Company, as amended to the date hereof, including (a) the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C-1 9.75% Convertible Participating Preferred Stock and Series C-2 9.75% Convertible Participating Preferred Stock (the “Series C Certificate of Designation”) and (b) the Certificate of Designation of Preferences, Rights and Limitations of Series D 8.25% Convertible Participating Preferred Stock (the “Series D Certificate of Designation”); (ii) the Amended and Restated Bylaws of the Company, as amended to the date hereof; (iii) the Registration Statement, including the Prospectus; (iv) the Transaction Agreement, dated as of October 10, 2018, by and among the Company and the Värde Parties named therein (the “Transaction Agreement”), pursuant to which the Outstanding Shares, the Series C-1 Preferred Shares and the Series D Preferred Shares were issued; (v) certain other agreements and instruments delivered in connection with the closing of the transactions contemplated by the Transaction Agreement; (vi) the Warrant; (vii) certain resolutions adopted by the Board of Directors of the Company; and (viii) such other documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied on certificates of officers T: +1.713.221.1513 F: +1.800.404.3970 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770 bracewell.com AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE WASHINGTON, DC #5830545

December 7, 2018 Page 2 of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that: (i) the Shares have been duly authorized for issuance; (ii) the Outstanding Shares have been validly issued and are fully paid and non-assessable; (iii) the Series C-2 Conversion Shares, when issued upon conversion of the Series C-2 Preferred Shares in accordance with the terms of the Series C Certificate of Designation, will be validly issued, fully paid and non-assessable; (iv) the Series D Conversion Shares, when issued upon conversion of the Series D Preferred Shares in accordance with the terms of the Series D Certificate of Designation, will be validly issued, fully paid and non-assessable; and (v) the Warrant Shares, when issued upon exercise of the Warrant and payment of the exercise price therefor in cash or by cashless exercise in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable. The foregoing opinion is based upon and limited to Chapter 78 of the Nevada Revised Statutes (including all applicable provisions of the constitution of the State of Nevada and reported judicial decisions interpreting such laws), and we express no opinion with respect to the laws of any other jurisdiction. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Bracewell LLP AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE WASHINGTON, DC